Exhibit 5.1

April 8, 2022

GitLab Inc.

Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by GitLab Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about April 8, 2022 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of an aggregate of 8,813,258 shares (the “Shares”) of the Company’s Class A Common Stock, $0.0000025 par value per share (the “Class A Common Stock”), subject to issuance by the Company (a) upon the exercise or settlement of equity awards granted or to be granted under the Company’s 2021 Equity Incentive Plan (the “2021 EIP”) pursuant to the provision of the 2021 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance under the 2021 EIP and (b) pursuant to purchase rights granted or to be granted under the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) pursuant to the provision of the 2021 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance under the 2021 ESPP. The 2021 EIP and 2021 ESPP are each individually referred to herein as a “Plan” and collectively referred to in this letter as the “Plans”. At your request we are providing this letter to express our opinion on the matters set forth below in this letter (“our opinion”).
In connection with our opinion, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies of: (a) the Company’s current Restated Certificate of Incorporation and Restated Bylaws (collectively, the “Charter Documents”), the Plans, the Registration Statement and the exhibits thereto, the prospectuses pursuant to the Plans (b) certain corporate proceedings of the Company’s Board of Directors (the “Board”) and the Company’s stockholders relating to adoption or approval of the Charter Documents, the Plans, and related forms of Plan agreements for use thereunder, the reservation of the Shares for sale and issuancethe filing of the Registration Statement and the registration of the Shares under the Securities Act and documents regarding the Company’s outstanding and reserved capital stock and other securities, and (c) such other documents as we have deemed advisable, and we have examined such questions of law as we have considered necessary. In giving our opinion, we have also relied upon a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company (the “Management Certificate”).
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination or modification or waiver of any document, the absence of any extrinsic agreements

GitLab Inc.
April 8, 2022

or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company. We have also assumed that any certificates or instruments representing the Shares, when issued, will be executed by the Company and by officers of the Company duly authorized to do so. In rendering our opinion, we have also relied upon a Certificate of Good Standing dated April 8, 2022 issued by the Delaware Secretary of State with respect to the Company and representations and certifications made to us by the Company, including without limitation representations in the Management Certificate that the Company has available a sufficient number of authorized shares of Class A Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter. We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law. We express no opinion with respect to the securities or “blue sky” laws of any state.
Based upon, and subject to, the foregoing, it is our opinion that when the 8,813,258 shares of Class A Common Stock that may be issued and sold by the Company (a) upon the exercise or settlement of awards granted or to be granted under the 2021 EIP and (b) upon the exercise or settlement of purchase rights to acquire shares of Class A Common Stock granted under the 2021 ESPP, have been issued and sold by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including, without limitation, payment and authorization provisions) of the applicable Plan, and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, such Shares will be validly issued, fully paid and non-assessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
This opinion is intended solely for use in connection with the issuance and sale of Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.
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GitLab Inc.
April 8, 2022

Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP